                                                                     Exhibit (d)

                               ROLLOVER AGREEMENT

     THIS ROLLOVER AGREEMENT (this "Agreement"), dated as of May 12, 2000, by
                                    ---------
and among CLC ACQUISITION CORPORATION, a Delaware corporation ("Purchaser"), and
                                                                ---------
the other parties signatory hereto (each, a "Stockholder").
                                             -----------

                                    RECITALS

     Each Stockholder owns, beneficially and of record, shares of common stock, par value $.01 per share (the "Common Stock"), of Coinmach Laundry Corporation,
                               ------------
a Delaware corporation (the "Company"), and options to acquire Common Stock (the
                             -------
"Stock Options") in the amounts set forth on Annex A hereto.
 -------------                               -------

     The Company and Purchaser have entered into an Agreement and Plan of Merger, dated the date hereof (the "Acquisition Agreement"), pursuant to which,
                                    ---------------------
among other things, subject to the terms and conditions set forth therein, Purchaser has agreed to make a tender offer (the "Offer") to purchase up to 100%
                                                  -----
of the outstanding shares of Common Stock, at a price of $14.25 per share, net to the selling Stockholders in cash.

     Subject to the terms and conditions set forth herein, each Stockholder has agreed, among other things, with respect to the number of shares of Common Stock set forth on Annex A hereto, together with any additional shares of Common Stock
             -------
when and if they are acquired by Stockholder on or prior to the date of consummation of the Offer, including, without limitation, Common Stock acquired pursuant to the exercise of any Stock Option (such shares being collectively referred to herein as the "Shares"), to contribute its Shares to CLC
                           ------
Acquisition.

                                   AGREEMENT

     To implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

     1.  Agreement to Contribute.  Each Stockholder hereby agrees subject to the
         -----------------------
terms and conditions set forth herein, to contribute (the "Contribution") such Stockholder's Shares to CLC Acquisition Corporation ("CLC Acquisition") in exchange for equity interests of CLC Acquisition having designations, powers, preferences and relative and other special rights, qualifications, limitations and restrictions no less favorable than those contained in the equity interests issued to GTCR Fund VII, L.P. and/or its affiliates in connection with the transactions contemplated by the Acquisition Agreement. Each Stockholder hereby acknowledges that such Stockholder shall not receive cash in exchange for such Stockholder's Shares in the Offer and hereby agrees not to elect, or assert a claim that such Stockholder has a right to receive any cash or any securities other than securities of CLC Acquisition. Each Stockholder hereby permits the Purchaser to publish and disclose in the Offer Documents and the Schedule 14d-9 (as such terms are defined in the Acquisition Agreement) and, if approval of the Company's stockholders is required under applicable law, the Proxy Statement (as defined in the Acquisition Agreement), including all documents and schedules filed with the Securities and Exchange Commission in respect of any of the foregoing, such Stockholder's identity and Contribution and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement.

     2.  Representations and Warranties.
         ------------------------------

     2.1  Representations and Warranties of Purchaser.  Purchaser hereby
          -------------------------------------------
represents and warrants to each Stockholder as follows:

          (a)  Due Authorization.  The execution and delivery of this Agreement
               -----------------
     and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming due and valid execution and delivery hereof by each of the other parties hereto, constitutes a valid and binding agreement of Purchaser, enforceable against it in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

          (b)  No Conflicts.  Except for (i) filings under the Hart-Scott-Rodino
               ------------
     Anti-Trust Improvements Act of 1976, as amended (the "HSR Act"), if
                                                           -------
     applicable, (ii) the applicable requirements of the Exchange Act, and the Securities Act of 1933, as amended (the "Securities Act"), and (iii) the
                                              --------------
     applicable requirements of state securities, takeover or blue sky laws, (A) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign public body or authority is necessary for the execution of this Agreement by Purchaser and the consummation of the transactions contemplated hereby, and (B) neither the execution and delivery of this Agreement by Purchaser, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the provisions hereof, shall (1) conflict with or result in any breach of any provision of its certificate of incorporation or by-laws, (2) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be bound, or (3) violate any order, writ, injunction, decree, statute, rule or regulation applicable to it or any of its properties or assets, except, in the case of the immediately preceding clauses (2) or (3), for violations, breaches or defaults which would not in the aggregate materially impair the ability of Purchaser to perform its obligations hereunder or under the Acquisition Agreement.

     2.2  Representations and Warranties of Stockholder.  Each Stockholder
          ---------------------------------------------
hereby severally represents and warrants to Purchaser as follows:

          (a)  Ownership of Shares.  Stockholder (or accounts or trusts
               -------------------
     controlled or beneficially owned by Stockholder) is the owner of the Shares set forth on Annex A hereto and has the power to vote and dispose of such
                  -------
     Shares. To the best of Stockholder's knowledge, such Shares are, or upon issuance will be, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof. Stockholder has, or upon issuance will have, good title to the Shares, free and clear of any voting, stockholder or similar agreement, liens, charges, security interests, adverse claims or encumbrances of any kind whatsoever with respect to the ownership of or the right to vote such Shares, except that Stockholder is a party to that certain Voting Agreement, dated July 23, 1996, by and among Stockholder, the Company and certain other stockholders of the Company named therein (the "Voting Agreement").

          (b)  Power; Binding Agreement.  Stockholder has the legal capacity,
               ------------------------
     power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any other agreement to which Stockholder is a party. This Agreement has been duly and validly authorized, executed and delivered by Stockholder and, assuming due and valid execution and delivery hereof by each of the other parties hereto, constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

          (c)  No Conflicts.  Except for (i) filings under the HSR Act, if
               ------------
     applicable, (ii) the applicable requirements of the Exchange Act and the Securities Act, and (iii) the applicable requirements of state securities, takeover or blue sky laws, (A) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign public body or authority is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby, and (B) neither the execution and delivery of this Agreement by Stockholder nor the consummation by Stockholder of the transactions contemplated hereby, nor compliance by Stockholder with any of the provisions hereof, shall (1) conflict with or result in any breach or any provision of the certificate of incorporation, by-laws, trust or charitable instruments (or similar documents) of Stockholder, (2) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which such Stockholder is a party or by which Stockholder or any of Stockholder's properties or assets may be bound, or (3) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets, except, in the case of the immediately preceding clauses (2) or (3), for violations, breaches or defaults which would not in the aggregate materially impair the ability of Stockholder to perform Stockholder's obligations hereunder.

     3.  Certain Covenants of each Stockholder.  Each Stockholder hereby
         -------------------------------------
severally covenants and agrees as follows:

     3.1  No Solicitation. Other than solely with respect to the Offer, neither
          ---------------
Stockholder nor any officer, director, affiliate, employee, representative or agent of Stockholder shall, directly or indirectly, solicit, facilitate, participate in, or initiate any inquiries or the making of any proposal by any person or entity (other than Purchaser or any affiliate of Purchaser) which constitutes, or may reasonably be expected to lead to, (a) any sale of the Shares or (b) any takeover proposal, acquisition, or other transaction with respect to the Company or the Shares, the consummation of which would reasonably be expected to impede, interfere with, prevent or delay the Offer or which would reasonably be expected to adversely affect the benefits to Purchaser of the transaction contemplated by the Acquisition Agreement. If Stockholder, or any officer, director, partner, affiliate, employee, representative or agent of Stockholder, receives an inquiry or proposal with respect to the sale of Shares, then Stockholder shall promptly inform Purchaser of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. This
Section 3.1 will not bind or apply to any person in their capacity as director
-----------
of the Company.

     3.2  Restriction on Transfer, Proxies and Non-Interference.  Stockholder
          -----------------------------------------------------
hereby agrees, while this Agreement is in effect, and except as contemplated hereby or otherwise consented to by Purchaser in writing, not to (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares or (b) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares or (c) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing his obligations under this Agreement.

     3.3  Stop Transfer Order.  In furtherance of this Agreement, concurrently
          -------------------
herewith, Stockholder shall and hereby does authorize the Company's counsel to notify the Company's transfer agent that, except as set forth herein, there is a stop transfer order with respect to all of the Shares, and that this Agreement places limits on the voting and transfer of such Shares.

     4.  Further Assurances.  From time to time, at the other party's request
         ------------------
and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement, including, without limitation, to vest in Purchaser good title to any Shares purchased hereunder.

     5.  Adjustments to Prevent Dilution, Etc.  In the event of a stock dividend
         ------------------------------------
or distribution, or any change in the Company's Common Stock by reason of any stock dividend, split-up, reclassification, recapitalization, combination or the exchange of shares, the term "Shares" shall be deemed to refer to and include
                              ------
the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged. In such event, the amount to be paid per share by Purchaser shall be proportionately adjusted.

     6.  Miscellaneous.
         -------------

     6.1  Entire Agreement; Assignment.  This Agreement (i) constitutes the
          ----------------------------
entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise by Stockholder without the prior written consent of Purchaser.

     6.2  Amendments.  This Agreement may not be modified, amended, altered or
          ----------
supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

     6.3  Notices.  All notices, requests, claims, demands and other
          -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

     If to Stockholder:  c/o Coinmach Laundry Corporation
                         55 Lumber Road
                         Roslyn, New York 11576

     copy to:            Mayer, Brown & Platt
                         1675 Broadway
                         New York, New York  10019
                         Facsimile No.:  (212) 262-1910
                         Attention: Ronald S. Brody, Esq.

     If to Purchaser:    CLC Acquisition Corporation
                         6100 Sears Tower
                         Chicago, Illinois 60606
                         Facsimile No.:  (312) 382-2201
                         Attention: Bruce V. Rauner

     copy to:            Kirkland & Ellis
                         Chicago, Illinois 60601
                         Facsimile No.:  (312) 861-2200
                         Attention: Stephen L. Ritchie
                         and

                         Mayer, Brown & Platt
                         1675 Broadway
                         New York, New York  10019
                         Facsimile No.:  (212) 262-1910
                         Attention: Ronald S. Brody, Esq.

or to such other address as the person or entity to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     6.4  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     6.5  Cooperation as to Regulatory Matters.  If so requested by Purchaser,
          ------------------------------------
promptly after the date hereof, each Stockholder will use its best efforts to make, and to cause such Stockholder and the Company (if required) to make all filings which are required under the HSR Act and applicable requirements and to seek all regulatory approvals required in connection with the transactions contemplated hereby. The parties shall furnish to each other such necessary information and reasonable assistance as may be requested in connection with the preparation of filings and submissions to any governmental agency, including, without limitation, filings under the provisions of the HSR Act. Each Stockholder shall also use its best efforts to cause the Company to supply Purchaser with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between the Company and its representatives and the Federal Trade Commission, the Department of Justice and any other governmental agency or authority and members of their respective staffs with respect to this Agreement and the transactions contemplated hereby.

     6.6  Termination.  This Agreement shall terminate upon the termination of
          -----------
the Offer in accordance with its terms.

     6.7  Specific Performance.  Each of the parties hereto recognizes and
          --------------------
acknowledges that a breach by such party of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore, each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which such party may be entitled, at law or in equity.

     6.8  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

     6.9  Descriptive Headings.  The descriptive headings used herein are
          --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     6.10 Severability.  Whenever possible, each provision or portion of any
          ------------
provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.


                 *          *          *          *          *

     IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written.


                              CLC ACQUISITION CORPORATION



                              By:      /s/ Bruce V. Rauner
                                 -------------------------
                                 Name: Bruce V. Rauner
                                 Title: President



                              /s/ Stephen R. Kerrigan
                              ------------------------
                              Stephen R. Kerrigan


                              /s/ Mitchell Blatt
                              ------------------------
                              Mitchell Blatt


                              /s/ Robert M. Doyle
                              ------------------------
                              Robert M. Doyle


                              /s/ Michael E. Stanky
                              ------------------------
                              Michael E. Stanky

                                                                         ANNEX A




                                          Number of Shares of  Number of Shares of
                                             Common Stock          Common Stock
                        Number of Shares      Underlying       Subject to Rollover
   Stockholder Name     of Common Stock      Stock Options          Agreement
----------------------  ----------------  -------------------  --------------------
Stephen R.  Kerrigan       329,369              408,098               265,369

Mitchell Blatt             298,845              260,000               298,845

Robert M.  Doyle            75,467              211,890                59,467

Michael E.  Stanky          23,746              173,521                23,746